[LETTERHEAD OF PRITCHETT, SILER & HARDY, C.P.A.]

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of Wizzard Software Corporation, of our report dated March 17, 2001, relating to the December 31, 2000 financial statements of Wizzard Software Corporation (formerly Balanced Living, Inc.), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ Pritchett, Siler & Hardy, C.P.A.

Salt Lake City, Utah
October 25, 2001